SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the

Securities Exchange Act of 1934

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TRANSAMERICA SERIES TRUST

(Name of Registrant as Specified in Its Charter)

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TRANSAMERICA SERIES TRUST

Transamerica PineBridge Inflation Opportunities VP

(Formerly, Transamerica PIMCO Real Return TIPS VP)

570 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: 1-888-233-4339

December 19, 2014

This information statement (“Information Statement”) is being furnished by the Board of Trustees (the “Board” or “Trustees”) of Transamerica Series Trust to the owners of variable life insurance policies or variable annuity contracts invested in Transamerica PineBridge Inflation Opportunities VP (formerly, Transamerica PIMCO Real Return TIPS VP) (the “Portfolio”). The Information Statement provides information regarding the approval by the Board of a new sub-advisory agreement on behalf of the Portfolio. The Portfolio is sub-advised by PineBridge Investments LLC (“PineBridge” or the “Sub-Adviser”) pursuant to an agreement between Transamerica Asset Management, Inc. (“TAM” or “Adviser”) and PineBridge, a copy of which is attached hereto as Exhibit A (the “New Sub-Advisory Agreement”).

Transamerica Series Trust (“TST” or the “Trust”) is organized as a Delaware statutory trust. Transamerica PineBridge Inflation Opportunities VP is a series of TST.

Shares of the Portfolio are offered to variable annuity and variable life insurance separate accounts established by insurance companies to fund variable annuity contracts and variable life insurance policies. For purposes of this Information Statement, the term “shareholder” (when used to refer to the beneficial holder of ownership interests in a Portfolio) shall also be deemed to include holders of variable annuity contracts and variable life insurance policies.

The new Sub-Adviser began sub-advising the Portfolio on November 10, 2014. Prior to November 10, 2014, Pacific Investment Management Company LLC (“PIMCO”) served as sub-adviser to the Portfolio. In connection with the change in sub-adviser, the name of the Portfolio changed as noted above. As discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplement dated May 19, 2014, the Portfolio’s investment objective, principal investment strategies and principal risks also changed, and TAM’s advisory fee was reduced. TAM continues to serve as the Portfolio’s investment adviser.

This Information Statement is provided in lieu of a proxy statement to shareholders of record of the Portfolio as of November 10, 2014 (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) subject to the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the parties to the agreement (“Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, the Portfolio is required to provide certain information about a new sub-advisory agreement to its shareholders.

A Notice of Internet Availability of the Information Statement is being mailed on or about December 29, 2014. The Portfolio will bear the costs associated with preparing and distributing this Information Statement and the Notice of Internet Availability of the Information Statement to shareholders.

The annual report of the Portfolio is sent to shareholders of record following the Portfolio’s fiscal year end. The Portfolio’s fiscal year end is December 31. The Portfolio will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Portfolio by calling toll free 1-888-233-4339. Copies of the annual and semi-annual report of the Portfolio also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of the Notice of Internet Availability may be delivered to two or more investors who share an address, unless the Portfolio has received instructions to the contrary. Please contact the Portfolio at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Portfolio’s website at http://transamericaseriestrust.com/pdf/Pinebridge-Inflation-Opportunities-VP-Information-Statement.pdf until at least April 19, 2014. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Portfolio at 1-888-233-4339.

TRANSAMERICA PINEBRIDGE INFLATION OPPORTUNITIES VP

(Formerly, Transamerica PIMCO Real Return TIPS VP)

a series of Transamerica Series Trust

INFORMATION STATEMENT

On March 20, 2014, the Board of the Portfolio approved, at the Adviser’s recommendation, a New Sub-Advisory Agreement with PineBridge for the Portfolio as described below. PineBridge began sub-advising the Portfolio on November 10, 2014. In connection with the change in sub-adviser, the name of the Portfolio changed as noted above. As discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplement dated May 19, 2014, the Portfolio’s investment objective, principal investment strategies and principal risks also changed and TAM’s advisory fee was reduced.

This Information Statement describes the Sub-Adviser and the terms of the New Sub-Advisory Agreement.

THE PORTFOLIO AND ITS MANAGEMENT AGREEMENT

TAM, a Florida corporation located at 4600 S. Syracuse Street, Suite 1100, Denver, CO 80237, manages the assets of the Portfolio pursuant to an Investment Advisory Agreement (the “Advisory Agreement”), dated January 23, 2014, which was approved by the Board, including a majority of the Independent Trustees on January 22 and 23, 2014. The Advisory Agreement was also approved by the shareholders of the Portfolio on November 16, 2012. TAM is directly owned by Transamerica Premier Life Insurance Company (“TPLIC”) (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of Aegon NV. TPLIC is owned by Commonwealth General Corporation (“Commonwealth”) (87.72%) and Aegon USA, LLC (“Aegon USA”) (12.28%). Commonwealth and AUSA are wholly owned by Aegon USA. Aegon USA is wholly owned by Aegon US Holding Corporation, which is wholly owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is wholly owned by The Aegon Trust, which is wholly owned by Aegon International B.V., which is wholly owned by Aegon NV, a Netherlands corporation, and a publicly traded international insurance group.

Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Portfolio, (ii) selects and employs, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Portfolio consistent with the Portfolio’s investment objectives, policies and restrictions, as stated in the Portfolio’s current registration statement, and (iii) reviews the sub-adviser’s continued performance. The Advisory Agreement was last approved by the Board on June 18, 2014.

TERMS OF THE PRIOR SUB-ADVISORY AGREEMENT

Prior to November 10, 2014, PIMCO served as sub-adviser to the Portfolio. PIMCO is located at 840 Newport Center Drive, Newport Beach, CA 92660.

PIMCO provided sub-advisory services to the Portfolio pursuant to an Investment Sub-Advisory Agreement between TAM and PIMCO (the “Prior Sub-Advisory Agreement”). As sub-adviser to the Portfolio, PIMCO was responsible for managing the assets of the Portfolio in a manner consistent with the terms of the Prior Sub-Advisory Agreement and the investment objective, strategies and policies of the Portfolio. The Prior Sub-Advisory Agreement dated May 1, 2011, was last approved by the Board, including a majority of the Independent Trustees, of the Portfolio on June 18, 2014.

COMPARISON OF THE SUB-ADVISORY AGREEMENTS

Descriptions of the sub-advisory fee rates payable by the Adviser to PineBridge under the New Sub-Advisory Agreement and the sub-advisory fees paid by the Adviser to PIMCO under the Prior Sub-Advisory Agreement appear below under the caption “Sub-Advisory Fees.”

As discussed below under the caption “Evaluation by the Board,” the New Sub-Advisory Agreement was approved by the Board on March 20, 2014 and was effective as of November 10, 2014. The New Sub-Advisory Agreement has an initial term of two years from the effective date. Thereafter, continuance of the New Sub-Advisory Agreement shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by a majority of the Board who are not interested persons (the “Independent Trustees”), at a meeting called for the purpose of voting on such approval.

The terms of the Prior Sub-Advisory Agreement and those of the New Sub-Advisory Agreement are substantially similar. Under the New Sub-Advisory Agreement, the sub-advisory fee rates payable by the Adviser to the Sub-Adviser have decreased. A description of the sub-advisory fee rates appears below under the caption “Sub-Advisory Fees.”

Under the terms of the New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement, subject to the supervision of the Trust’s Board and TAM, the Sub-Adviser shall regularly provide the Portfolio with respect to such portion of the Portfolio’s assets as shall be allocated to the Sub-Adviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Portfolio’s investment objective, policies and restrictions, as stated in the Portfolio’s current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Sub-Adviser.

The New Sub-Advisory Agreement provides that the Sub-Adviser may place orders for the purchase and sale of portfolio securities with such broker-dealers who provide research and brokerage services to the Portfolio within the meaning of Section 28(e) of the Securities Exchange Act of 1934, to the Sub-Adviser, or to any other fund or account over which the Sub-Adviser or its affiliates exercise investment discretion. The New Sub-Advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Portfolio, the Sub-Adviser may pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Sub-Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Portfolio and to other funds and clients for which the Sub-Adviser exercises investment discretion. The Prior Sub-Advisory Agreement contained similar provisions.

The New Sub-Advisory Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio; (ii) may be terminated by TAM upon written notice to the Sub-Adviser, without the payment of any penalty; and (iii) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) and shall not be assignable by TAM without the consent of the Sub-Adviser. The Sub-Advisory Agreement may be terminated by PineBridge only upon 90 days’ written notice to TAM. The Prior Sub-Advisory Agreement could be terminated by PIMCO upon 60 days’ written notice to TAM or by TAM upon 60 days’ written notice to PIMCO.

As compensation for the services performed by the Sub-Adviser under the New Sub-Advisory Agreement, TAM shall pay the Sub-Adviser out of the advisory fee it receives with respect to the Portfolio, as promptly as possible after the last day of each month, a fee, computed daily as a percentage of average daily net assets on an annual basis. As outlined below under “Sub-Advisory Fees,” the compensation the Sub-Adviser will receive from TAM under the New Sub-Advisory Agreement is less than PIMCO received under the Prior Sub-Advisory Agreement.

The New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement, requires that the Sub-Adviser, at its expense, supply the Board, the officers of the Trust and the Adviser with all information and reports reasonably required by any of them and reasonably available to the Sub-Adviser relating to the services provided pursuant to the New Sub-Advisory Agreement, including such information that the Portfolio’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

The New Sub-Advisory Agreement states that the Sub-Adviser shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Portfolio, provided that the Sub-Adviser is not protected against any liability to the Adviser or the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the New Sub-Advisory Agreement. The Prior Sub-Advisory Agreement contained similar provisions.

The Prior Sub-Advisory Agreement provided that the Sub-Adviser shall indemnify and hold harmless TAM, the Portfolio and their respective directors, trustees, officers, employees or agents from any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) incurred in connection with any threatened, pending or current third party action, suit, proceeding or claim by reason of the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard of its obligations and duties; and that TAM shall indemnify and hold harmless the Sub-Adviser, its affiliates and its trustees/directors, officers, employees or agents, from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) incurred in connection with any threatened, pending or current third party action, suit, proceeding or claim by reason of the Sub-Adviser’s performance of duties. The New Sub-Advisory Agreement does not contain similar provisions.

The New Sub-Advisory Agreement provides that unless the Adviser advises the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Adviser or the Trust or otherwise delegated to another party, the Sub-Adviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Portfolio’s securities managed by the Sub-Adviser, in accordance with that Sub-Adviser’s proxy voting policies and procedures without consultation with the Adviser or the Portfolio. In addition, the Sub-Adviser has the power to exercise rights, options, warrants, conversions privileges, and redemption privileges, and to tender securities pursuant to a tender offer. The Sub-Adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Adviser. The Prior Sub-Advisory Agreement contained similar provisions.

Investors should refer to Exhibit A attached hereto for the complete terms of the New Sub-Advisory Agreement. The summary of the New Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the New Sub-Advisory Agreement as set forth in Exhibit A.

TAM ADVISORY FEES

Under the Advisory Agreement, the Portfolio pays the Adviser on an annual basis the following advisory fee based on the Portfolio’s average daily net assets:

0.55% of the first $200 million

0.54% over $200 million up to $500 million

0.51% in excess of $500 million

Prior to November 10, 2014, the Portfolio paid the Adviser 0.70% of the first $250 million, 0.65% over $250 million up to $750 million, 0.60% over $750 million up to $1 billion and 0.55% in excess of $1 billion of the Portfolio’s average daily net assets. The net assets are equal to the market value of the Portfolio. Fees are accrued daily and paid by the Portfolio monthly. The Portfolio paid $1,216,597 to TAM (after waivers/expense reimbursements) for the fiscal year ended December 31, 2013.

SUB-ADVISORY FEES

Under the New Sub-Advisory Agreement, the Adviser (not the Portfolio) pays the Sub-Adviser the following sub-advisory fees for its services with respect to the Portfolio’s combined average daily net assets on an annual basis:

0.28% of the first $50 million

0.25% over $50 million up to $100 million

0.19% over $100 million up to $200 million

0.175% over $200 million up to $500 million

0.15% in excess of $500 million

For the purpose of sub-advisory fee calculation, the assets of the Portfolio will be aggregated with those of Transamerica Inflation Opportunities, a series of Transamerica Funds, which is also sub-advised by PineBridge.

Under the Prior Sub-Advisory Agreement, the Adviser (not the Portfolio) paid PIMCO at a rate of 0.25% of the first $1 billion and 0.20% in excess of $1 billion for its services with respect to the Portfolio’s average daily net assets on an annual basis. For the purpose of sub-advisory fee calculation, the assets of the Portfolio were aggregated with those of Transamerica Real Return TIPS, which was a series of Transamerica Funds and was also sub-advised by PIMCO. TAM paid $434,398 to PIMCO for the fiscal year ended December 31, 2013. If the New Sub-Advisory Agreement was in effect, TAM would have paid $405,219 to PineBridge for the fiscal year ended December 31, 2013.

INFORMATION REGARDING THE SUB-ADVISER

PineBridge, including its affiliates, had approximately $70.8 billion in total assets under management as of September 30, 2014. PineBridge has been a registered investment adviser since 1983 and is located at 399 Park Avenue, 4th Floor, New York, NY 10022.

Portfolio Manager

Name	Role	Employer	Positions Over Past Five Years
Amit Agrawal	Lead Portfolio Manager	PineBridge	Lead Portfolio Manager of the Portfolio since 2014; Employee of PineBridge Investments LLC since 2002; Senior Portfolio Manager in the Fixed Income group
Robert A. Vanden Assem, CFA	Portfolio Manager	PineBridge	Portfolio Manager of the Portfolio since 2014; Employee of PineBridge Investments LLC since 2001; Managing Director and Head of Investment Grade Fixed Income

Management and Governance

Listed below are the names, positions and principal occupations of the principal executive officers of the Sub-Adviser as of September 30, 2014. The principal address of each individual as it relates to his or her duties at the Sub-Adviser is the same as that of the Sub-Adviser.

Name	Position with PineBridge Investments LLC
W. Michael Verge	Chairman and Director
David T. Jiang	Chief Executive Officer and Director
David A. Kolker	Chief Financial Officer and Director
George R. Hornig	Chief Operating Officer and Director

Management Activities. As of September 30, 2014, the Sub-Adviser acted as investment adviser or sub-adviser for one registered investment company with investment objectives similar to those of the Portfolio.

Comparable Funds for which PineBridge serves as Sub-Adviser	Assets Managed by PineBridge as of September 30, 2014	Sub-Adviser Fee Paid to PineBridge (of average net assets)
Transamerica Inflation Opportunities	$246.66 million	0.28% of the first $50 million 0.25% over $50 million up to $100 million 0.19% over $100 million up to $200 million 0.175% over $200 million up to $500 million 0.15% in excess of $500 million
VALIC Inflation Protected Fund	$463.20 million	0.25% of the first $250 million 0.20% on next $250 million 0.15% in excess of $500 million

EVALUATION BY THE BOARD

At a meeting of the Board held on March 20, 2014, the Board considered the termination of PIMCO as sub-adviser to the Portfolio and the approval of the New Sub-Advisory Agreement for the Portfolio between TAM and PineBridge. Following their review and consideration, the Board Members determined that the terms of the New Sub-Advisory Agreement between TAM and PineBridge with respect to the Portfolio are reasonable and that the termination of PIMCO as sub-adviser to the Portfolio and approval of the New Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders. The Board, including the independent members of the Board (the “Independent Board Members”), unanimously approved the New Sub-Advisory Agreement for an initial two-year period and authorized TAM to terminate the sub-advisory agreement with PIMCO.

To assist the Board Members in their consideration of the New Sub-Advisory Agreement, the Board Members requested and received in advance of the Meeting certain materials and information. In addition, the Independent Board Members consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board Members’ deliberations.

Among other matters, the Board considered:

(a) that TAM advised the Board Members that the appointment of PineBridge is not expected to result in any diminution in the nature, extent and quality of services provided to the Portfolio and its shareholders, including compliance services;

(b) that PineBridge is an experienced and respected asset management firm and that TAM believes that PineBridge has the capabilities, resources and personnel necessary to provide sub-advisory services to the Portfolio based on an assessment of the services that PineBridge provides to another Transamerica mutual fund;

(c) the proposed responsibilities of PineBridge for the Portfolio and the services expected to be provided by it;

(d) the fact that the sub-advisory fee payable to PineBridge would be paid by TAM and not the Portfolio;

(e) that the advisory fee rate paid by the Portfolio to TAM would decrease, and that the sub-advisory fee to be paid by TAM to PineBridge is reasonable in light of the services to be provided; and

(f) that TAM recommended to the Board Members that PineBridge be appointed as sub-adviser to the Portfolio based on its desire to engage an investment sub-adviser with a proven track record.

Further, the Board Members, including a majority of the Independent Board Members, found that the approval of the New Sub-Advisory Agreement for the Portfolio is in the best interests of the Portfolio and its shareholders and does not involve a conflict of interest from which TAM or its affiliates derive an inappropriate disadvantage.

A discussion followed that included additional consideration of these and other matters.

In their deliberations, the Board Members evaluated a number of considerations that they believed, in light of the legal advice furnished to them by independent legal counsel and/or their own business judgment, to be relevant. They based their decisions on the considerations discussed here, among others, although they did not identify any particular consideration or information that was controlling of their decisions, and each Board Member may have attributed different weights to the various factors.

Nature, Extent and Quality of the Services to be Provided. In evaluating the nature, extent and quality of the services to be provided by PineBridge under the New Sub-Advisory Agreement, the Board Members considered, among other things, information and assurances provided by TAM and PineBridge regarding the operations, facilities, organization and personnel of PineBridge, the anticipated ability of PineBridge to use its resources effectively in performing its duties under the New Sub-Advisory Agreement, and the anticipated changes to the current investment program and other practices of the Portfolio. The Board Members considered the proposed changes to the Portfolio’s investment objective, certain risks and principal investment strategies. The Board also considered PineBridge’s capabilities in implementing the investment strategies of the Portfolio. The Board Members considered that TAM has advised the Board Members that the appointment of PineBridge is not expected to result in any diminution in the nature, extent and quality of services provided to the Portfolio and its shareholders, including compliance services. The Board Members considered that PineBridge is an experienced and respected asset management firm and that TAM believes that PineBridge has the capabilities, resources and personnel necessary to provide sub-advisory services to the Portfolio based on the assessment of the services provided to another Transamerica mutual fund.

Based on their review of the materials provided and the information and assurances they had received from TAM, the Board Members determined that PineBridge can provide sub-advisory services that are appropriate in scope and extent in light of the proposed investment program for the Portfolio and that PineBridge’s appointment is not expected to adversely affect the nature, extent and quality of services provided to the Portfolio.

Investment Performance. The Board Members considered PineBridge’s performance, investment management experience, capabilities and resources, including with respect to the other Transamerica mutual fund that it subadvises within the Transamerica mutual fund complex. The Board Members reviewed the performance of the Portfolio as compared to the composite performance of the strategies to be followed by PineBridge, which compared favorably to that of the Portfolio, its benchmark and its peer group for the 1-, 2-, and 5-year periods (annualized) ended December 31, 2013. The Board Members further noted that TAM believes that the appointment of PineBridge will benefit shareholders by offering them the potential for improved performance based on the historical comparisons, but were unable to predict what effect execution of the New Sub-Advisory Agreement would actually have on the future performance of the Portfolio. On the basis of this information and the Board Members’ assessment of the nature, extent and quality of the service to be provided by PineBridge, the Board Members concluded that PineBridge is capable of generating a level of investment performance that is appropriate in light of the Portfolio’s investment objective, policies and strategies.

Sub-Advisory Fee, Cost of Services Provided and Profitability. The Board Members considered the proposed sub-advisory fee schedule under the New Sub-Advisory Agreement, including a reduction in sub-advisory fee rate paid to the sub-adviser at certain asset levels from implementation of the New Sub-Advisory Agreement. The Board Members noted that the advisory fee rate payable by the Portfolio would decrease and that certain additional breakpoints to the advisory fee schedule had been added. The Board Members also noted that the Portfolio does not pay the sub-advisory fee and that PineBridge had agreed to aggregate the assets of the Portfolio with those of Transamerica Inflation Opportunities, which is subadvised by PineBridge, for purposes of calculating the advisory fee payable by TAM to PineBridge. On the basis of these considerations, together with the other information it considered, the Board Members determined that the sub-advisory fee to be received by PineBridge under the New Sub-Advisory Agreement is reasonable in light of the services to be provided.

With respect to PineBridge’s costs and profitability in providing services to the Portfolio, the Board Members noted that the sub-advisory fee is the product of arm’s-length negotiation between TAM and PineBridge. As a result, the Board Members did not consider PineBridge’s anticipated profitability as material to its decision to approve the New Sub-Advisory Agreement.

Economies of Scale. The Board Members considered the sub-advisory fee schedule and the existence of breakpoints in both the advisory and sub-advisory fee schedules and that the Portfolio’s assets would be aggregated with the assets of Transamerica Inflation Opportunities for the purposes of calculating the sub-advisory fees payable by TAM to PineBridge. The Board Members considered that TAM believes that the appointment of PineBridge as sub-adviser has the potential to attract additional assets because of PineBridge’s asset management capabilities. The Board Members also noted that in the future they would have the opportunity to periodically reexamine the appropriateness of the advisory fees payable to TAM, and fees payable by TAM to PineBridge and whether the Portfolio has achieved economies of scale.

Fall-Out Benefits. The Board Members considered any incidental benefits expected to be derived by PineBridge from its relationship with the Portfolio. The Board Members noted that TAM would not realize “soft dollar” benefits from its relationship with PineBridge, and that PineBridge may engage in “soft dollar” arrangements consistent with applicable law and “best execution” requirements.

Conclusion. After consideration of the factors described above, as well as other factors, the Board Members, including all of the Independent Board Members, concluded that the approval of the New Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders and voted to approve the New Sub-Advisory Agreement.

BROKERAGE INFORMATION

There were no brokerage commissions incurred on security transactions placed with affiliates of the adviser or sub-adviser for the fiscal year ended December 31, 2013.

ADDITIONAL INFORMATION

TAM, the Trust’s investment adviser, and Transamerica Fund Services, Inc., the Trust’s transfer agent and administrator, are both located at 4600 S. Syracuse Street, Suite 1100, Denver, Colorado 80237. The Trust’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 S. Syracuse Street, Suite 1100, Denver, Colorado 80237.

As of November 10, 2014, the Trustees and officers of the Portfolio, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Portfolio.

As of November 10, 2014, the following persons owned of record 5% or more of the outstanding interests in the Portfolio:

Name & Address	Portfolio Name	Class	Shares Owned	Percent Owned
AEGON Financial Partners - Florida Transamerica Asset Management, Inc. Transamerica Asset Manage – Seed 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica PineBridge Inflation Opportunities VP	Initial	986.193	100.00%

TCM Division Transamerica Life Insurance Company Separate Account VA B 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica PineBridge Inflation Opportunities VP	Service	17,987,470.934	92.59%
TCM Division Transamerica Financial Life Ins Co Separate Account VA Bny 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica PineBridge Inflation Opportunities VP	Service	1,439,059.120	7.41%

Any shareholder who holds beneficially 25% or more of the Portfolio may be deemed to control the Portfolio until such time as such shareholder holds beneficially less than 25% of the outstanding common shares of the Portfolio. Any shareholder controlling the Portfolio may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Portfolio without the consent or approval of other shareholders. As of November 10, 2014, the following persons held beneficially 25% or more of the Portfolio.

Name & Address	Portfolio Name	Shares Owned	Percentage of Portfolio
TCM Division Transamerica Life Insurance Company Separate Account VA B 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica PineBridge Inflation Opportunities VP	17,987,470.934	92.59%

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Portfolio, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

No officer or Trustee of the Portfolio is a director, officer or employee of the Sub-Adviser. No officer or Trustee of the Portfolio, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser (other than as noted below). Since the Record Date, none of the Trustees of the Portfolio has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be a party (other than as noted below).

Eugene M. Mannella, an Independent Trustee, is the chief executive officer of HedgeServ Corporation, a provider of hedge fund administration and accounting services. Mr. Mannella also has an economic interest in HedgeServ Corporation, and serves on the board of HedgeServ Limited, an affiliate of HedgeServ Corporation. HedgeServ Limited provides hedge fund administration and accounting services to funds managed by PineBridge, the sub-adviser to Transamerica PineBridge Inflation Opportunities VP. Mr. Mannella is not personally involved in the services provided to PineBridge. Given his roles with and/or interest in HedgeServ Corporation and HedgeServ Limited, however, Mr. Mannella may be considered to benefit indirectly from HedgeServ Limited’s relationship with PineBridge. During the calendar years 2012 and 2013, the revenues from services provided to PineBridge represented less than 2.42% and 1.5%, respectively, of HedgeServ Limited’s revenues per year. HedgeServ Limited believes that the revenues from services provided to PineBridge will represent no more than 0.4% of its revenues during the calendar year 2014. HedgeServ Limited further believes that virtually all of the PineBridge funds to which it provides services will be liquidated during 2015.

By Order of the Board of Trustees,
Transamerica Series Trust

Tané T. Tyler

Vice President, Associate General Counsel,
Chief Legal Officer and Secretary
Transamerica Asset Management, Inc.

December 19, 2014

EXHIBIT A

INVESTMENT SUBADVISORY AGREEMENT

PineBridge Investments LLC

This Agreement, entered into as of November 10, 2014 by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”), and PineBridge Investments LLC, a Delaware limited liability company (referred to herein as the “Subadviser”).

TAM is the investment adviser to Transamerica Series Trust (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Subadviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (the “Fund”). The Subadviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

1.

Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Subadviser to act as subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.

2.	Subadvisory Services. In its capacity as subadviser to the Fund, the Subadviser shall have the following responsibilities:
a.

Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Subadviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Subadviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Subadviser. The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the negotiation and execution of investment documentation and agreements, including, without limitation, swap, futures, options and other agreements with counterparties, on the Fund’s behalf as the Subadviser deems appropriate from time to time in order to carry out its responsibilities hereunder, provided the Subadviser provides TAM prompt notice of any new investment agreements and any material amendments to existing investment agreements and the opportunity for legal review), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, any written instructions and directions of the Board or TAM provided to the Subadviser from time to time, and any other specific policies adopted by the Board and disclosed to the Subadviser. The Subadviser’s responsibility for providing investment research, advice, management and supervision to the Fund is limited to that discrete portion of the Fund represented by the Allocated Assets and the Subadviser is prohibited from directly or indirectly consulting with any other subadviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The Subadviser is authorized to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.

b.

The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein.

c.

The Fund hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

d.

Unless TAM advises the Subadviser in writing that the right to vote proxies has been expressly reserved to TAM or the Trust or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM.

e.

The Subadviser will monitor the security valuations of the Allocated Assets. If the Subadviser believes that the Fund’s carrying value for a security does not fairly represent the price that could be obtained for the security in a current market transaction, the Subadviser will notify TAM promptly. In addition, the Subadviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings.

3.

Activities of the Subadviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Fund and one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser’s policies and procedures as presented to the Board from time to time.

4.

Allocation of Charges and Expenses. During the term of this Agreement, the Fund will bear all expenses not expressly assumed by TAM or the Subadviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

The Fund shall pay its allocable share of (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Subadviser pursuant to this Agreement.

The Subadviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Subadviser shall authorize and permit any of its directors, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.

5.	Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:
a.

TAM shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. TAM shall furnish the Subadviser with such other documents and information with regard to the Fund’s affairs as the Subadviser may from time to time reasonably request.

b.

The Subadviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder, including such information the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

6.

Compensation of the Subadviser. As compensation for the services performed by the Subadviser, TAM shall pay the Subadviser out of the advisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be prorated according to the ratio that the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.

7.

Compensation of Trustees, Officers and Employees. No Trustee, officer or employee of the Trust or the Fund shall receive from the Trust or the Fund any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Trustees, executive committee members, consultants and other persons who are not regular members of the Subadviser’s or any affiliated company’s staff.

8.

Term. This Agreement shall continue in effect with respect to the Fund, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund.

9.

Termination. This Agreement may be terminated with respect to the Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities. This Agreement may also be terminated by TAM upon written notice to the Subadviser, without the payment of any penalty. The Subadviser may terminate the Agreement only upon giving 90 days’ advance written notice to TAM. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by TAM without the consent of the Subadviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

10.

Use of Name. If this Agreement is terminated with respect to the Fund and the Subadviser no longer serves as subadviser to the Fund, the Subadviser reserves the right to withdraw from the Trust the right to the use of its name with respect to that Fund or any name misleadingly implying a continuing relationship between the Fund and the Subadviser or any of its affiliates.

11.

Liability of the Subadviser. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. The Subadviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to TAM or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Subadviser” shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.

12.

Meanings of Certain Terms. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

13.

Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to the Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Subadviser.

14.

Books and Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

15.

Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or TAM in any way or otherwise be deemed to be an agent of the Fund or TAM.

16.

Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17.	Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Florida and the applicable provisions of the 1940 Act.

18.

Interpretation. Nothing contained herein shall be deemed to require the Trust to take any action contrary to its Governing Documents, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust.

The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples

Name:	Christopher A. Staples
Title:	Senior Vice President and Chief Investment Officer, Investment Advisory

PINEBRIDGE INVESTMENTS LLC

By:	/s/ Amit Agrawal

Name:	Amit Agrawal
Title:	Managing Director, Sr. Portfolio Manager, Investment Grade Fixed Income

Schedule A

Fund	Investment Sub-advisory Fee*
Transamerica PineBridge Inflation Opportunities VP	0.28% of the first $50 million; 0.25% over $50 million up to $100 million; 0.19% over $100 million up to $200 million; 0.175% over $200 million up to $500 million; 0.15% in excess of $500 million**

*	As a percentage of average daily net assets on an annual basis.
**	The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with Transamerica Inflation Opportunities.

TRANSAMERICA PINEBRIDGE INFLATION OPPORTUNITIES VP

(Formerly, Transamerica PIMCO Real Return TIPS VP)

a series of Transamerica Series Trust

570 Carillon Parkway

St. Petersburg, FL 33716

Telephone: 1-888-233-4339

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica PineBridge Inflation Opportunities VP (the “Portfolio”), a series of Transamerica Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement details a recent sub-adviser change relating to the Portfolio. Specifically, the Board of Trustees of the Portfolio has approved a new sub-advisory agreement on behalf of the Portfolio between Transamerica Asset Management, Inc. (“TAM”) and PineBridge Investments LLC. The new sub-adviser began sub-advising the Portfolio on November 10, 2014.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available to review on the Portfolio’s website at http://transamericaseriestrust.com/pdf/Pinebridge-Inflation-Opportunities-VP-Information-Statement.pdf until at least April 19, 2014. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting your Portfolio at 1-888-233-4339.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.